                        SECOND RANKING CESSION AND PLEDGE

                                     Between

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

    AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                       REPRESENTED BY ITS TRUSTEES BEING

                                    NEDBANK LIMITED
         (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                     (REPRESENTED BY LIONEL CHARLES SHAWE)

                                       and

                                 NEDBANK LIMITED
                                                                    DENEYS REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" SECOND RANKING CESSION AND PLEDGE BETWEEN THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN REPRESENTED BY ITS TRUSTEES BEING NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART), HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE), FRANK ABBOTT AND DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE) AND NEDBANK LIMITED, DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                        SECOND RANKING CESSION AND PLEDGE

                                     Between

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

    AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                    NEDBANK LIMITED
          (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                       and

                                 NEDBANK LIMITED
                                                                    DENEYS REITZ
                                                                       ATTORNEYS

                               TABLE OF CONTENTS

1.      PARTIES ...................................................       1
2.      DEFINITIONS AND INTERPRETATION ............................       1
3.      INTRODUCTION ..............................................       8
4.      CESSION AND PLEDGE ........................................       9
5.      WARRANTIES,   REPRESENTATIONS   AND   UNDERTAKINGS  BY
        THE PLEDGOR ...............................................       9
6.      DELIVERY OF DOCUMENTS .....................................      12
7.      RIGHTS, POWERS AND PRIVILEGES ATTACHING TO THE ARM
        SHARES AND THE REVERSIONARY RIGHTS AND INTERESTS...........      13
8.      REALISATION ...............................................      14
9.      APPROPRIATION OF PROCEEDS .................................      18
10.     AUTHORITY .................................................      18
11.     RELEASE OF ARM SHARES TO THE BEE BENEFICIARIES ............      19
12.     DURATION ..................................................      20
13.     ADDITIONAL SECURITY .......................................      20
14.     CESSION ...................................................      20
15.     PLEDGOR BOUND NOTWITHSTANDING CERTAIN
        CIRCUMSTANCES .............................................      21
16.     ARM SHARES AND REVERSIONARY RIGHTS AND INTERESTS TO
        BE KEPT FREE OF ENCUMBRANCES ..............................      22
17.     EXEMPTION FROM LIABILITY ..................................      22
18.     CERTIFICATE OF INDEBTEDNESS ...............................      22
19.     RENUNCIATION OF BENEFITS ..................................      23
20.     CONFIDENTIALITY ...........................................      23
21.     NOTICES AND DOMICILIA .....................................      25

                                                                         Page 2.

22.     GOVERNING LAW .............................................      27
23.     JURISDICTION ..............................................      27
24.     SEVERABILITY ..............................................      27
25.     GENERAL ...................................................      28
26.     COSTS .....................................................      29
27.     COUNTERPARTS ..............................................      29

                        SECOND RANKING CESSION AND PLEDGE

1.    PARTIES

1.1      The Parties to this Agreement are:

1.1.1 THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 HEREIN REPRESENTED BY ITS TRUSTEES
            BEING:

1.1.1.1        NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD
               STEWART);

1.1.1.2        HARMONY GOLD MINING COMPANY LIMITED
               (REPRESENTED BY NOMFUNDO QANGULE);

1.1.1.3        FRANK ABBOTT; and

1.1.1.4        DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
               (REPRESENTED BY LIONEL CHARLES SHAWE); and

1.1.2       NEDBANK LIMITED.

1.2      The Parties agree as set out below.

2.    DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

                                                                         Page 2.

2.2 Words and expressions defined in the First Loan Agreement shall (unless otherwise defined in this Agreement) bear the same meanings where used in this Agreement. In addition, unless inconsistent with the context the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1      "AGREEMENT" means this Second Ranking Cession and Pledge;

2.2.2 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private company duly incorporated according to the company laws of South Africa;

2.2.3 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated in accordance with the company laws of South Africa;

2.2.4 "BEE BENEFICIARIES" means Historically Disadvantaged South Africans who are or will become beneficiaries of the Pledgor in accordance with the terms of the Trust Deed;

2.2.5 "CLAIMS" means all current and future claims which the Pledgor has or will have against ARM in respect of the ARM Shares;

2.2.6       "EFFECTIVE DATE" means the Advance Date;

2.2.7 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement" concluded or to be concluded between Nedbank and the Pledgor on or about the Signature Date;

                                                                         Page 3.

2.2.8 "FIRST RANKING CESSION AND PLEDGE" means the written cession and pledge in security entitled "First Ranking Cession and Pledge" by the Pledgor in favour of Nedbank dated on or about the Signature Date pursuant to which the Pledger cedes in securitatem debiti the Rights and Interests and pledges the ARM Shares to Nedbank as security for its obligations under the Second Loan Agreement;

2.2.9 "HARMONY" means Harmony Gold Mining Company Limited (Registration No. 1950/038232/06), a public company duly incorporated according to the company laws of South Africa;

2.2.10 "HISTORICALLY DISADVANTAGED SOUTH AFRICANS" shall bear the meaning ascribed to that term in the Broad Based Socio Economic Empowerment Charter for the South African Mining Industry published by the Department of Minerals and Energy of the Government of South Africa;

2.2.11 "NEDBANK" means Nedbank Limited (Registration No. 1951/000009/06) (acting through its Nedbank Capital division), a registered bank and public company duly incorporated according to the banking and company laws of South Africa;

2.2.12      "PARTIES" means:

2.2.12.1       the Pledgor; and

2.2.12.2       Nedbank,

            and "PARTY" means, as the context requires, either of them;

                                                                         Page 4.

2.2.13 "PLEDGOR" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and Nedbank, Harmony, Frank Abbott and Deneys Reitz Trustees (Proprietary) Limited (each as trustees) on 15 April 2005 and known as the "ARM Broad-Based Empowerment Trust";

2.2.14 "REVERSIONARY RIGHTS AND INTERESTS" means all of the Pledgor's reversionary rights, taking into account the First Ranking Cession and Pledge, of any nature whatsoever to and reversionary interests of any nature whatsoever in the Rights and Interests;

2.2.15 "RIGHTS AND INTERESTS" means all of the Pledgor's rights of any nature whatsoever to and interests of any nature whatsoever in the ARM Shares, the ARM Share Proceeds, the Claims and the Collection Account, whether actual, prospective or contingent, direct or indirect, whether a claim to the payment of money or to the performance of any other obligation, and whether or not the said rights and interests were within the contemplation of the Parties at the Signature Date;

2.2.16 "SECOND LOAN AGREEMENT" means the written agreement entitled "Second Loan Agreement" concluded or to be concluded between Nedbank and the Pledgor on or about the Signature Date;

2.2.17 "SECURED OBLIGATIONS" means all of the obligations or Indebtedness (actual or contingent), present or future, from whatsoever cause and howsoever arising which the Pledgor may now or at any time hereafter owe or have towards Nedbank under or in connection with the First Loan Agreement;

                                                                         Page 5.

2.2.18 "SECURITY CESSION" means the reversionary cession in securitatem debiti and pledge contemplated by this Agreement;

2.2.19      "SECURITIES SERVICES ACT" means the Securities Services Act, 2004;

2.2.20 "SIGNATURE DATE" means the date of the signature of the Party last signing this Agreement in time;

2.2.21 "STRATE" means STRATE Limited (Registration No. 1998/022242/06), a public company duly incorporated in accordance with the company laws of South Africa, and registered as a central securities depository in terms of the Securities Services Act.

2.3 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.3.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.3.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.3.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the previous Business Day;

                                                                         Page 6.

2.3.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.3.5 an "affiliate" means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

2.3.6 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.7 a "holding company" shall be construed in accordance with the Companies Act;

2.3.8 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

2.3.9       a "subsidiary" shall be construed in accordance with the Companies
            Act;

2.3.10 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.3.11 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have

                                                                         Page 7.

            been, or may from time to time be, amended, varied, novated or supplemented;

2.3.12 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement; and

2.3.13 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s.

2.4      Unless inconsistent with the context, an expression which denotes:

2.4.1       any one gender includes the other genders;

2.4.2       a natural person includes an artificial person and vice versa; and

2.4.3       the singular includes the plural and vice versa.

2.5 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.6 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.7 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after

                                                                         Page 8.

         any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.8 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.9 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.10 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.    INTRODUCTION

3.1 As security for the due performance of the Secured Obligations, the Pledgor has agreed to pledge all of the ARM Shares, subject to the First Ranking Cession and Pledge, and cede in securitatem debiti all of the Reversionary Rights and Interests to Nedbank on the terms and conditions set out in this Agreement.

                                                                         Page 9.

3.2 As security for its obligations under the Second Loan Agreement, the Pledgor has ceded and pledged in security the Rights and Interests to Nedbank in terms of the First Ranking Cession and Pledge.

4.    CESSION AND PLEDGE

      With effect from the Effective Date, the Pledgor, subject to the First Ranking Cession and Pledge hereby pledges to Nedbank all of the ARM Shares and cedes in securitatem debiti to Nedbank all of the Reversionary Rights and Interests, as a continuing general covering collateral security for the due, proper and timeous payment and performance in full of all of the Secured Obligations, on the terms and conditions set out in this Agreement, which pledge and cession Nedbank hereby accepts.

5.    WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE PLEDGOR

5.1   The Pledgor, on each day that this Agreement is in force:

5.1.1 warrants and represents that, save for the rights granted to Nedbank under the First Ranking Cession and Pledge and as may be expressly provided for in the Transaction Documents, it is and will remain the sole and beneficial owner of the ARM Shares and the Reversionary Rights and Interests to the exclusion of all others and, save as expressly provided for in the Voting Agreement, no person has an option or right of refusal over the ARM Shares and/or the Reversionary Rights and Interests;

                                                                        Page 10.

5.1.2 warrants and represents that with effect from the Effective Date the ARM Shares are fully paid for and constitute the Pledgor's entire shareholding in ARM;

5.1.3 warrants and represents that the ARM Shares have been issued by ARM in accordance and compliance with all applicable laws and/or regulations;

5.1.4 warrants and represents that, save for the First Ranking Cession and Pledge the ARM Shares pledged and the Reversionary Rights and Interests ceded to Nedbank under this Agreement have not been pledged and/or ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise, or otherwise disposed of or hypothecated, nor are they subject to any other rights in favour of any person (including without limitation any rights of pre-emption) save as provided for in the Voting Agreement;

5.1.5 warrants and represents that, save for the First Ranking Cession and Pledge, all obligations undertaken by it under this Agreement have been authorised by all necessary corporate and/or other action and neither the terms of the oral agreement in terms of which the Pledgor has been established nor any trust instrument in relation to the Pledgor places any limitations or restrictions on the ability of the Pledgor to pledge the ARM Shares and cede the Reversionary Rights and Interests as provided for in this Agreement;

5.1.6 warrants and represents that to the best of its knowledge and belief the issue of the Security Cession and the fulfilment of its obligations in accordance with the terms thereof do not contravene any law, regulation or any contractual obligation binding on it;

                                                                       Page  11.

5.1.7 waives any and all rights in respect of the ARM Shares and/or the Reversionary Rights and Interests which it may have in conflict with the rights of Nedbank under this Agreement;

5.1.8 acknowledges that, save for the First Ranking Cession and Pledge and the provisions of the Transaction Documents, it may not pledge, cede, assign or transfer or in any other manner encumber or deal with the ARM Shares and/or the Reversionary Rights and Interests without the prior written consent of Nedbank (which consent shall not be unreasonably withheld or delayed);

5.1.9 agrees that subject to the First Ranking Cession and Pledge, on the occurrence of any breach or default in respect of any Secured Obligation and a failure to remedy such breach or default in accordance with the terms of the First Loan Agreement, it will forthwith pay over to Nedbank any interest or other benefits of any nature accrued and/or received in respect of the ARM Shares and the Reversionary Rights and Interests relating to the period after such a breach by depositing the same into a nominated account as Nedbank may from time to time direct in writing.

5.2 It is recorded that Nedbank has entered into the Transaction Documents to which it is a party on the strength of and relying on the warranties and representations in this clause 5, each of which shall be deemed to be separate warranties and representations, given without prejudice to any other warranty or representation, and deemed to be material representations inducing Nedbank to enter into the Transaction Documents to which it is a party.

                                                                        Page 12.

6.    DELIVERY OF DOCUMENTS

6.1 If Nedbank calls upon the Pledgor in writing to do so, the Pledgor shall deliver to Nedbank proof to the satisfaction of Nedbank that the ARM Shares have been transferred to the Pledgor in accordance with section 91A(4) of the Companies Act.

6.2 With effect from the date upon which the pledge of the ARM Shares under the First Ranking Cession and Pledge terminates and if this Agreement has not terminated pursuant to clause 12, Nedbank shall after the exercise of it's rights under the First Ranking Cession and Pledge for the purposes of perfecting the Security Cession contemplated under this Agreement, in accordance with the rules of STRATE, take all steps necessary to ensure that an appropriate entry is made in the securities account of the Pledgor recording the Security Cession in terms of this Agreement until all of the Secured Obligations have been unconditionally and finally discharged or released, as the case may be.

6.3 The Pledgor hereby authorises Nedbank (subject to the First Ranking Cession and Pledge), upon the occurrence of a Event of Default, in its discretion to perfect and complete the pledge of the ARM Shares, or any of them, by registration, delivery, transfer or otherwise and to transfer the ARM Shares to any nominee or nominees or to a central securities depository (as defined in the Securities Services Act) and without reference to the Pledgor.

6.4 The Pledgor shall deliver to Nedbank any documents relating to the ARM Shares and/or the Reversionary Rights and Interests for which it may at any time reasonably call and which are, or should reasonably be, in the Pledgor's possession, which documents shall be delivered to Nedbank within a reasonable

                                                                        Page 13.

         period, as agreed between Nedbank and the Pledgor, and failing such agreement, within 10 (ten) Business Days.

6.5 The Pledgor shall generally do everything that may be required by Nedbank for the purposes of and to give effect to this Agreement, failing which Nedbank may, if possible, attend thereto and recover from the Pledgor any expenses incurred in doing so.

7 RIGHTS, POWERS AND PRIVILEGES ATTACHING TO THE ARM SHARES AND THE REVERSIONARY RIGHTS AND INTERESTS

7.1 This Agreement operates in respect of all rights, powers and privileges attaching to the ARM Shares subject to the First Ranking Cession and Pledge and the Reversionary Rights and Interests, including but not limited to those set out in clause 7.2 below and such rights, powers and privileges shall accordingly vest in Nedbank with the power to exercise them either in its own name or in the name of the Pledgor, upon the occurrence of any breach of the Secured Obligations which has not been remedied in accordance with the terms of the First Loan Agreement and is continuing, alternatively, the Pledgor shall, if Nedbank so directs, exercise its rights, powers and privileges in its own name and in accordance with Nedbank's directions to the greatest extent permitted by applicable law.

7.2 The rights, powers and privileges attaching to the ARM Shares subject to the First Ranking Cession and Pledge and/or the Reversionary Rights and Interests include (but are not limited to) the following:

                                                                        Page 14.

7.2.1 the right to receive payment of that portion of the dividends and other benefits which become due in respect of the ARM Shares and/or the Reversionary Rights and Interests from time to time.

7.2.2 the right to receive notice of every general meeting of shareholders of ARM which are to be forwarded to Nedbank just as if it were a shareholder of ARM; and

7.2.3 the right to attend every general meeting of the shareholders of ARM and to exercise the votes attaching to the ARM Shares at such meetings.

7.3 For the avoidance of doubt, for so long as the Pledgor is not in breach of the Secured Obligations, the provisions of clause 7.1 and 7.2 above will not apply.

8.    REALISATION

8.1 Subject to clause 8.5, if the Pledgor commits any breach or default of the Secured Obligations and fails to remedy such breach or default in accordance with the terms of the First Loan Agreement the Pledgor hereby irrevocably and unconditionally authorises and empowers Nedbank or its nominee, without any further authority or consent of any nature whatsoever required from the Pledgor, and in the name of Nedbank or in the name of the Pledgor to, subject to the First Ranking Cession and
         Pledge:

8.1.1 exercise all or any of the rights, including voting rights attached to the ARM Shares, powers and privileges and enforce all or any obligations attaching to the ARM Shares and/or the Reversionary Rights and Interests in such manner and on such terms as Nedbank in its sole discretion deems fit; and/or

                                                                        Page 15.

8.1.2 receive payment for, delivery of and/or performance in respect of, the ARM Shares and/or the Reversionary Rights and Interests in its own name; and/or

8.1.3       at Nedbank's election:

8.1.3.1 to perfect or complete the pledge of the ARM Shares, or any of them, by registration, delivery, transfer or otherwise and to transfer the ARM Shares to any nominee or nominees or to a central securities depository (as defined in the Securities Services Act); and/or

8.1.3.2 to sell or otherwise realise the ARM Shares and/or the Reversionary Rights and Interests or any one of them either by public auction or by private treaty, in the latter case on reasonable notice to the Pledgor not exceeding 10 (ten) Business Days, as Nedbank may deem fit; and/or

8.1.3.3 to take over the ARM Shares and/or the Reversionary Rights and Interests at a fair value which, in the absence of agreement within 10 (ten) Business Days after delivery by Nedbank to the Pledgor of a written notice stating that Nedbank intends to exercise its rights pursuant to this clause 8.1.3.3, shall be determined by an independent accountant agreed to by the Parties or, failing agreement within 5 (five) Business Days, appointed, at the request of either Party, by the President for the time being of the Southern African Institute of Chartered Accountants (or the successor body thereto) (which independent accountant shall act as an expert and not as an arbitrator, shall be instructed to make his determination within

                                                                        Page 16.

                10 (ten) Business Days of being requested to do so and shall determine the liability for his charges which will be paid accordingly, provided that if any determination is manifestly unjust and the court exercises its general power, if any, to correct such determination, the Parties shall be bound thereby) and, subject to the provisions of clause 9, set off the purchase price payable by Nedbank for the ARM Shares and/or the Reversionary Rights and Interests against the Pledgor's indebtedness to Nedbank in respect of the Secured Obligations on the basis that any excess on realisation or any balance owing to the Pledgor, as the case may be, will be paid to the Pledgor and any shortfall will remain as a debt due by the Pledgor to Nedbank; and/or

8.1.4 institute any legal proceedings which Nedbank may deem necessary in connection with any sale or other realisation or transfer of any of the ARM Shares and/or the Reversionary Rights and Interests by Nedbank or its nominee; and/or

8.1.5 to convey valid title in the ARM Shares and/or the Reversionary Rights and Interests to any purchaser thereof (including Nedbank) and/or to take all such further or other steps as Nedbank may consider necessary to deal with the ARM Shares and/or the Reversionary Rights and Interests.

8.2 Nedbank acknowledges and agrees that the exercise of its rights in terms of clause 8.1 and any action taken by it pursuant thereto shall be subject to the terms and conditions contained in the Voting Agreement.

8.3 On Nedbank taking any actions in terms of clause 8.1, or otherwise as required by Nedbank, the Pledgor shall on demand by Nedbank:

                                                                        Page 17.

8.3.1 notify ARM in writing that payment for, delivery of or performance in respect of the ARM Shares and/or the Reversionary Rights and Interests must be made to Nedbank, and that payment, delivery or performance to the Pledgor or to anyone else will not constitute valid payment, delivery or performance, and Nedbank shall be entitled to do likewise. The Pledgor shall on demand by Nedbank provide proof that such notification has been duly given;

8.3.2 refuse to accept any payment, delivery or performance tendered in respect of any of the ARM Shares and/or the Reversionary Rights and Interests in order that such payment, delivery or performance be tendered to Nedbank, which will apply any payment so received in accordance with the provisions of clause 9;

8.3.3 at its own cost carry out any lawful directions Nedbank may give in regard to the realisation of the ARM Shares and/or the Reversionary Rights and Interests and sign any document or do any other lawful act necessary to vest the ARM Shares and/or the Reversionary Rights and Interests in Nedbank, to enable the sale or disposition of the ARM Shares and/or the Reversionary Rights and Interests, which may otherwise be necessary or required to perfect the Security Cession created in this Agreement.

8.4 Notwithstanding anything to the contrary contained in this Agreement, Nedbank shall not be obliged to take any particular steps to collect or otherwise enforce its rights in respect of the ARM Shares and/or the Reversionary Rights and Interests.

8.5 Notwithstanding anything to the contrary contained in this Agreement, Nedbank shall not be entitled to take any steps to collect or otherwise enforce its rights in

                                                                        Page 18.

         respect of'the ARM Shares and/or the Reversionary Rights and Interests until all amounts due and payable to Nedbank under the First Ranking Cession and Pledge have been unconditionally and irrevocably paid to Nedbank.

9.    APPROPRIATION OF PROCEEDS

      Nedbank shall apply the net proceeds of all amounts received pursuant to the sale or other realisation of the ARM Shares and/or the Reversionary Rights and Interests (after deducting all properly evidenced costs and expenses incurred by Nedbank in relation to such realisation) in reduction or discharge, as the case may be, of the Pledgor's obligations under the Secured Obligations in its sole discretion as it deems fit. Any amount remaining thereafter shall be paid to the Pledgor provided that all of the Secured Obligations have been completely, unconditionally and irrevocably fulfilled.

10.   AUTHORITY

      If at any time during this Agreement Nedbank become entitled to exercise its rights under clause 8.1, the Pledgor hereby authorises and appoints Nedbank irrevocably and in rem suam as the Pledgor's attorney and agent in the Pledgor's name, place and stead to sign and execute:

10.1 any proxy in favour of Nedbank or its nominee to enable Nedbank to exercise any voting rights attaching to the ARM Shares or any of them; and

10.2     such documents as may be necessary:

                                                                        Page 19.

10.2.1 in order to render the ARM Shares and/or the Reversionary Rights and Interests or any of them negotiable including, without limitation, the signature of transfer declarations;

10.2.2 to enable Nedbank to receive payment of the purchase price of the ARM Shares and/or the Reversionary Rights and Interests subject to the provisions of clause 9;

10.2.3 to enable Nedbank to exercise any of its rights granted to it herein.

11.   RELEASE OF ARM SHARES TO THE BEE BENEFICIARIES

11.1 It is recorded that the Pledgor has been established inter alia, for the purposes of facilitating black economic empowerment and ownership in relation to ARM by permitting BEE Beneficiaries to become beneficiaries of the Pledgor and thereby obtaining a beneficial interest in and to the ARM Shares.

11.2 Accordingly, Nedbank hereby undertakes in favour of the Pledgor that upon a BEE Beneficiary becoming a beneficiary of the Pledgor and the consequent payment by the Pledgor to Nedbank of an amount calculated in accordance with terms of the Trust Deed in reduction of the Secured Obligations, it shall release from pledge in terms of this Agreement such number of the ARM Shares pledged in its favour pursuant to this Agreement as may be specified by, and in accordance with the terms of, the Trust Deed and take all steps to ensure that an appropriate entry is made in the securities account of the Pledgor recording the release from pledge of such ARM Shares to the Pledgor.

                                                                        Page 20.

12.   DURATION

      This Agreement is a continuing covering security and will ipso facto terminate only upon the unconditional and irrevocable fulfilment of all the Secured Obligations. In particular, this Agreement shall not terminate by reason solely of the fact that there may at any time be reduced obligations or debts owing by the Pledgor under the First Loan Agreement.

13.   ADDITIONAL SECURITY

      This Agreement is in addition to and not in substitution for any other security held or hereafter to be held by Nedbank from any party in connection with the Secured Obligations, or otherwise and Nedbank shall, without prejudice to its rights hereunder, be entitled to release any such additional security held by it.

14.   CESSION

14.1 Nedbank shall be entitled to cede any of its rights and/or transfer the whole or any part of its benefit under this Agreement and/or delegate any of its obligations under this Agreement without the consent of the Pledgor to any person to whom all or a corresponding part of its rights, benefits or obligations under First Loan Agreement are ceded, assigned, delegated or transferred in accordance with the terms of the First Loan Agreement.

14.2 To the extent that any such cession, transfer or delegation results in a splitting of claims against the Pledgor, the Pledgor hereby consents to such splitting of claims.

                                                                        Page 21.

15    PLEDGOR BOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

15.1 The Pledgor agrees that on signature hereof it will be bound in terms of this Agreement to the full extent thereof, despite the fact that:

15.1.1 any intended additional security from the Pledgor for the Secured Obligations may not be obtained or protected or may be released or may cease to be held for any other reason;

15.1.2 Nedbank and the Pledgor may agree a variation or novation of any of the Secured Obligations;

15.1.3 Nedbank may grant any indulgence to the Pledgor or any surety or may not exercise any one or more of its rights hereunder or under the Secured Obligations, either timeously or at all;

15.1.4 any insolvency, administration, judicial management, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Nedbank, the Pledgor or any other person; and

15.1.5 any other fact or circumstance may arise (including any act or omission by Nedbank) on which the Pledgor or any surety might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

15.2 If the Pledgor suffers any loss arising from any of the facts, circumstances, acts or omissions referred to above, the Pledgor will have no claim against Nedbank in respect thereof.

                                                                        Page 22.

16. ARM SHARES AND REVERSIONARY RIGHTS AND INTERESTS TO BE KEPT FREE OF ENCUMBRANCES

      The Pledgor shall at all times keep the ARM Shares and the Reversionary Rights and Interests free of Encumbrances, (save as for such Encumbrances created or required to be created in terms of the Transaction Documents) and shall not prejudice, compromise, grant any indulgences or agree to vary the terms of any document creating the ARM Shares and the Reversionary Rights and Interests without the prior written consent of Nedbank.

17    EXEMPTION FROM LIABILITY

      Nedbank and its officers, trustees, agents, beneficiaries, employees and advisors shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by the Pledgor arising from any cause in connection with this Agreement, whether the loss or damage results from breach of contract (whether total, fundamental or otherwise), delict, negligence or any other cause and whether this Agreement has been terminated or not, other than as a result of Nedbank's gross negligence or wilful misconduct.

18.   CERTIFICATE OF INDEBTEDNESS

      A certificate signed by any manager or director of Nedbank whose appointment need not be proved, reflecting the amount owing by the Pledgor in relation to Nedbank under the Transaction Documents and the due date for payment of such amounts will be prima facie evidence of the contents thereof.

                                                                        Page 23.

19.   RENUNCIATION OF BENEFITS

      The Pledgor hereby renounces the legal benefits and exceptions of excussion, division, non numeratae pecuniae, non causa debiti, revision of accounts and errore calculi, the Pledgor declaring itself to be fully acquainted with the full meaning and effect of this renunciation.

20    CONFIDENTIALITY

20.1 Neither Party shall issue any press release or any other public document or make any public statement, in each case relating to or connected with or arising out of the agreement or the matters contained therein (save for any such release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange) without obtaining the prior approval of the other Party to the contents thereof and the manner of its presentation and publication; provided that such approval shall not to be unreasonably withheld or delayed.

20.2 In the case of a release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange, the Party liable so to give, make or publish the same shall give to the other Party as much advance warning thereof as is reasonable in the circumstances together with drafts or a copy thereof as soon as it is at liberty so to do.

20.3 Each Party shall at all times keep confidential (and to ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to the other Party or to any matter arising from or in connection with this Agreement, save for any information:

                                                                        Page 24.

20.3.1 which is publicly available or becomes publicly available through no act or default of either Party; or

20.3.2 which was in the possession of that Party prior to its disclosure otherwise than as a result of any breach by that Party of any obligation of confidentiality owed to the other Party whether pursuant to this Agreement or otherwise; or

20.3.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

20.3.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made,

         and shall not use or disclose such information except:

20.3.5      with the consent of the other Party; or

20.3.6      in accordance with an order of court of competent jurisdiction; or

20.3.7 in order to comply with any law or governmental regulations by which the Party concerned is bound; or

20.3.8 where necessary for the purpose of enforcing its rights under this Agreement.

20.4 The provisions of this clause 20 shall survive any termination of this Agreement.

                                                                        Page 25.

21.   NOTICES AND DOMICILIA

21.1     NOTICES

21.1.1 Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

21.1.1.1       PLEDGOR:              c/o African Rainbow Minerals Limited
                                      ARM House
                                      29 Impala Road
                                      Chislehurston
                                      SANDTON

                                      Telefax No.    :   (011)883 5609
                                      Attention      :   The Company Secretary

21.1.1.2       NEDBANK:               4th Floor, F Block
                                      135 Rivonia Road
                                      SANDTON
                                      2196

                                      Telefax No.     :   (011)294 8421
                                      Attention       :   Head of Specialised
                                                          Finance

21.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

21.1.3 Either Party may by written notice to the other Party change its chosen address and/or telefax number for the purposes of clause
            21.1.1 to any

                                                                        Page 26.

            other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

21.1.4      Any notice given in terms of this Agreement shall:

21.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

21.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission;

            unless the contrary is proved.

21.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

21.2  DOMICILIA

21.2.1 Each of the Parties chooses its address set out opposite its name in clause 21.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

21.2.2 Either Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be

                                                                        Page 27.

            effective on the 14th (fourteenth) day after the receipt or deemed receipt of the notice by the other Party pursuant to clause 21.1.4.

22.   GOVERNING LAW

      The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

23.   JURISDICTION

      The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

24.   SEVERABILITY

      Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

                                                                        Page 28.

25.   GENERAL

25.1 This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

25.2 Neither Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

25.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both the Parties.

25.4 No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by either Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

25.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

                                                                        Page 29.

25.6 Save as is specifically provided in this Agreement, no Party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent may not unreasonably be withheld or delayed.

26.   COSTS

26.1 The costs of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated herein shall be paid in accordance with the terms of the First Loan Agreement.

26.2 All legal costs incurred by either Party in consequence of any default of the provisions of this Agreement by the other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

27.   COUNTERPARTS

      This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

                                                                        Page 30.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION)

                                        /s/ [***]
                                        ----------------------------------------
                                        Name:[***]
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

                                        /s/ MARK SAUNDERS TYLER
                                        ----------------------------------------
                                        Name: MARK SAUNDERS TYLER
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION) (AS TRUSTEE
                                        OF THE PLEDGOR)

                                        /s/ BRADLEY MAXWELL
                                        ----------------------------------------
                                        Name: BRADLEY MAXWELL FOR ANTON TALJAARD
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

                                        /s/ CLIVE STEWART
                                        ----------------------------------------
                                        Name: CLIVE STEWART
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

                                                                        Page 31.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY
                                        LIMITED (AS TRUSTEE OF THE PLEDGOR)

                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        /s/ FRANK ABBOTT
                                        ----------------------------------------
                                        FRANK ABBOTT (AS TRUSTEE OF THE PLEDGOR)

SIGNED at SANDTON on this the 15th day of April 2005.

                                        For and on behalf of
                                        DENEYS REITZ TRUSTEES
                                        (PROPRIETARY) LIMITED (AS TRUSTEE
                                        OF THE PLEDGOR)

                                        /s/ Lionel Charles Shawe
                                        ---------------------------------------
                                        Name: Lionel Charles Shawe
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto